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EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Dwyer Group, Inc.
Waco, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 27, 2003, relating to the consolidated financial statements of The Dwyer Group, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

BDO Seidman, LLP

Dallas, Texas
March 27, 2003

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